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                                                                    EXHIBIT 10.9


                                TWO UNION SQUARE
                              SEATTLE, WASHINGTON

                                  OFFICE LEASE

                               TABLE OF CONTENTS

BASIC LEASE INFORMATION........................................................1
RENT PAYMENT...................................................................2
ANNUAL RENT ADJUSTMENT (OPERATING EXPENSES)....................................4
REAL PROPERTY DESCRIPTION AND TAXES............................................5
POSSESSION.....................................................................5
ACCEPTANCE AND CARE OF PREMISES................................................6
ALTERATIONS....................................................................6
INSPECTION AND REPAIRS.........................................................7
SERVICES BY LESSOR.............................................................7
FIRE OR OTHER CASUALTY.........................................................9
WAIVER OF SUBROGATION.........................................................10
USES..........................................................................10
SIGNS AND ADVERTISING.........................................................10
ACCIDENTS AND INDEMNITY.......................................................11
LIENS AND INSOLVENCY..........................................................12
DEFAULT AND RE-ENTRY..........................................................12
REMOVAL OF PROPERTY AND REPLACEMENT OF NON-STANDARD ITEMS.....................12
NON-WAIVER....................................................................13
COSTS AND ATTORNEYS' FEES.....................................................13
PRIORITY......................................................................13
CONDEMNATION..................................................................13
ASSIGNMENT AND SUBLETTING.....................................................14
RULES, REGULATIONS AND MISCELLANEOUS..........................................16
SUCCESSORS....................................................................19
SHARED TENANT SERVICES........................................................19
AMERICAN DISABILITIES ACT (ADA) COMPLIANCE....................................19
OPTION TO EXTEND..............................................................20
FIRST RIGHT TO LEASE..........................................................22
PARKING.......................................................................23
LESSEE IMPROVEMENT ALLOWANCE..................................................23

                                         INTERNAP NETWORK SERVICES, INC., LESSEE
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                                TWO UNION SQUARE

                              SEATTLE, WASHINGTON

                                  OFFICE LEASE

     THIS LEASE, made this June 11, 1998 between: UNION SQUARE LIMITED PARTNERSHIP, a Washington Limited Partnership, (Lessor) and INTERNAP NETWORK SERVICES, INC., a Washington corporation (Lessee).

     Lessee, in consideration of this Lease, covenants and agrees with Lessor as follows:

     1.   BASIC LEASE INFORMATION

     1.1 Leased Premises. Lessee hereby leases from Lessor, Room(s) 1001-1037 (the Leased Premises) as outlined in red on the attached print marked Exhibit A in the Building at Seattle, Washington, known as Two Union Square (the Building), and situated on the real property described in Section 4 (the Land).

     1.2 Floor Areas. For purposes of this Lease, the usable area of the Leased Premises is deemed to be 19,225 square feet. The rentable area of the Leased Premises is deemed to be 20,675 square feet. The Leased Premises are deemed to be 1.96132 percent of the rentable area of the Building. In the event a portion of the Building is damaged or any other event or change occurs which alters the usable or rentable areas of the Leased Premises or the Building, Lessor may appropriately adjust the foregoing areas and percent. Usable and rentable areas shall mean such areas as defined generally by the Building Owners and Managers Association International in its "Standard Method for Measuring Floor Area in Office Buildings" (American National Standard ANSIZ 65.1-1996). Whenever areas are herein referred to generally, it shall mean rentable area. Lessee has undertaken such examination of rentable and usable areas of the Building as it desires and agrees with the areas set forth above.

     1.3 Term. The lease term shall be five (5) years, commencing August 15, 1998, and ending August 14, 2003, subject to Lessee's rights in Section 27.

     1.4 Rent. The Base Monthly Rent, payable without demand in advance on the first day of each calendar month, shall be:

          $46,088.00 commencing Sept. 15, 1998 and ending August 31, 2000. $48,242.00 commencing Sept., 1, 2000 and ending August 14, 2003.
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     1.5   Base Indices

           Consumer Price Index for September 1998.

           Cost of electricity per kilowatt-hour (average) for 12 months ending September 30, 1998.

           Janitorial hourly labor rate as of September 30, 1998.

           Operating Cost Adjustment Base: $6.87 per sq. ft., per yr.

           The first rent adjustment pursuant to Section 3 will be January 1, 2000.

     1.6 Use. The Leased Premises shall be used only for the purposes of a business office.

     1.7   Lessee's Address for Notices if Other Than the Leased Premises:

     1.8   Lessor's Address for Notices and Payment of Rent:

           UNICO Properties, Inc.
           Rainier Tower
           1301 5th Avenue, Suite 3500
           Seattle, WA 98101-2647

     1.9   Exhibits and Other Attachments Which are Part of the Lease:

           Exhibit A: Print with Leased Premises outlined in red on standard floor plan.

           Exhibit B: Initial Improvement of Leased Premises.

           Exhibit C: Janitorial Service.

     1.10  Security Deposit: $46,088.00

     2.    RENT PAYMENT

     Lessee shall pay the Base Monthly Rent and other charges provided for in this Lease, in lawful money of the United States on or before their specified due dates to Lessor at the address specified in Section 1.8, or to such other party or at such other place as Lessor may hereafter from time to time designate in writing. All rent which is five (5) days past due shall bear interest at the rate of one percent (1%) per month from the date rent is due until paid. If the maximum annual rate of interest permitted by applicable law shall be less than the rate of interest provided


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for herein, then all past due payments of rent shall bear interest at the maximum rate permitted by applicable law from due date until paid. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and economically impractical to ascertain. Therefore, if any payment of rent due from Lessee is not received by Lessor within 10 days after the due date, Lessee shall pay to Lessor (in addition to the interest above provided) a late charge of Fifty Dollars ($50). The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee and is in addition to any interest charges on past due rent. The term "rent" when used in this Lease shall include Base Monthly Rent and all other amounts however designated payable by Lessee to Lessor hereunder.

     3.   ANNUAL RENT ADJUSTMENT (OPERATING EXPENSES)

     3.1 A portion of the initial rental rate shall be adjusted January 1 of each year during the term of this Lease commencing 2000. Three separate indicators, each to be factored separately by one-third of the Operating Cost Adjustment Base, are used to provide a reasonably broad base to determine the amount of such adjustment. These indicators are the Consumer Price Index, the cost of electricity and janitorial hourly labor rate.

     3.2 The base indices for the Consumer Price Index, the cost of electricity and janitorial hourly labor rate, shall be as stated in Section
1.5. Succeeding indices for each of these indices will be calculated annually thereafter, using the succeeding data for the month of September, 12-month period ending September 30, and September 30, respectively. The ratio that each succeeding index bears to its base index shall be reduced by 1.00 and multiplied by one-third of the Operating Cost Adjustment Base, and by the rentable area of the Leased Premises. Each January 1, commencing the calendar year specified in Section 1.5, the Base Monthly Rent otherwise provided for in this Lease shall be increased by 1/12th the sum of the amounts so determined. In no event shall the Base Monthly Rent be decreased.

     3.3 The Consumer Price Index to be used shall be the Consumer Price Index for all urban consumers, U.S. city average, all items, series 1982-84 equals 100 (as published by the U.S. Department of Labor, Bureau of Statistics). If this index is revised or changed (as, for example, by taking the average index for different years as the base figure of 100), the base index shall be adjusted accordingly. If this index is discontinued, the index promulgated by the Department of Labor, which most closely approximates the above-referenced index, shall be used and the base index shall be adjusted accordingly.

     3.4 The cost of electricity to be used shall be the average cost to Lessor per kilowatt-hour of electricity consumed in the Building for the 12-month periods ending the September 30 specified in Section 1.5 and each September 30 thereafter.

     3.5 The janitorial hourly labor rate to be used shall be the hourly compensation paid to persons employed as janitors in the Building, including all applicable taxes and fringe benefits payable by employers.


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      4.    REAL PROPERTY DESCRIPTION AND TAXES

      4.1   The legal description of the Land is:

      Commencing at the most southwesterly corner of Lot 12, of Block 61, Addition to Town of Seattle (commonly known as A.A. Denny's Fifth Addition to City of Seattle), according to plat recorded in Volume 1 of Plats, page 89, in King County, Washington; thence north 30 degrees 37'08" west along the westerly line of said block 119.84 feet, to the true point of beginning; thence north 59 degrees 20'00" east 105.15 feet; thence north 30 degrees 40'32" west 38.89 feet; thence north 59 degrees 23'00" east
      14.80 feet; thence north 30 degrees 37'00" west 0.55 feet; thence north 59 degrees 20'14" east 135.80 feet to the easterly line of said block; thence south 30 degrees 35'43" east 116.45 feet to the westerly margin of Interstate No. 5; thence north 59 degrees 24'17" east 33.00 feet to the centerline of vacated Seventh Avenue; thence north 30 degrees 35'43" west along said centerline 311.89 feet to the southerly margin of Union Street as created by City of Seattle Ordinance No. 18188; thence south 59 degrees 22'04" west along said southerly margin 288.79 feet to the easterly margin of Sixth Avenue; thence south 30 degrees 37'08" east 234.99 feet to the true point of beginning; and Lots 1, 4, 5 and 8 in Block 64, of said addition except the portions thereof condemned under King County Superior Court Cause Nos. 62589, 570519 and 566654; together with portion of vacated alley and Seventh Avenue lying adjacent to and abutting thereon as provided by Ordinance Nos. 107299 and 111138, respectively, of the City of Seattle, and portion of vacated alley conveyed to Lessor by deed recorded under King County Receiving No. 8010090702.

      4.2 Lessor shall pay all real property taxes and assessments which may be levied against the Building and the Land. If the amount of such real property taxes and assessment installments payable in any calendar year during the lease term exceeds the amount thereof payable during the calendar year the lease term commences, then on April 1 and October 1 of each such year, Lessee shall pay Lessor an amount equal to one-half of such excess multiplied by the percentage in Section 1.2. Upon Lessee's request, Lessor shall furnish copies of the real property tax statement for the year in which the additional payment is requested and the year the lease term commenced.

      The foregoing charges constitute additional rent, which shall be deemed to accrue uniformly during the calendar year in which the payment is due. Payment under the provisions of this Section for the year the lease term ends shall be prorated, based on reasonable projections of the increase through the termination of this Lease and shall be due thirty (30) days before such termination.

      5.  POSSESSION

      5.1 In the event of the inability of Lessor to deliver possession of the Leased Premises or any portion thereof, at the time of the commencement of the term of this Lease, Lessor shall not be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable. Lessee shall not be liable for payment of any rent until such time as Lessor can deliver possession,


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except as may be otherwise provided in an Exhibit to this Lease. If Lessor shall deliver possession of the Leased Premises to Lessee prior to the commencement date of this Lease and Lessee agrees to accept the same at such time, both Lessor and Lessee agree to be bound by all provisions and obligations of this Lease during the period of occupancy prior to commencement, including the payment of rent at the same monthly rate, prorated for the prior period.

     5.2 Notwithstanding the foregoing, Lessor will proceed diligently and in good faith to complete all of the tenant improvement work as outlined in
Section 30 and Exhibit B and to deliver the Leased Premises to Lessee in a substantially completed condition on August 15, 1998 subject to delays caused by Lessee or its agents; strikes or labor disputes; material shortages; fire or other casualty; acts of God or other causes beyond Lessor's control for which rent shall not commence until substantial completion of the tenant improvement work. In the event of a delay caused by Lessee, the substantial completion date shall be extended by the number of days of said delay. However, rent shall commence on August 15, 1998 if such delay is caused by Lessee. In the event Lessor is unable to deliver the Leased Premises to Lessee by October 1, 1998 (and said delay was not caused by Lessee), then Lessee, upon thirty (30) days prior notice may cancel the Lease on the date specified in such notice, unless the Lease Premises are substantially completed by said date.

     6.   ACCEPTANCE AND CARE OF PREMISES

     6.1 Taking of possession of the Leased Premises by Lessee shall be conclusive evidence the Leased Premises were, on that date, in good, clean and tenantable condition, except for latent defects and punch list items not yet completed.

     6.2 Lessee shall keep the Leased Premises neat and clean and in a sanitary condition and shall at all times preserve them in as good condition and repair as they now are, or may hereafter be put into, reasonable use and wear and damage by fire or other unavoidable casualty excepted. All damage or injury done to the Leased Premises by Lessee or by any persons who may be in or upon the Leased Premises with the consent of Lessee, including the cracking or breaking of glass of any windows and doors, shall be paid for by Lessee and Lessee shall pay for all damage to the Building caused by Lessee's misuse of the Leased Premises or the appurtenances thereto. Lessee shall not put any curtains, draperies or other hangings on or beside the windows in the Leased Premises without first obtaining Lessor's consent. If Lessee shall fail to keep and preserve the Leased Premises in said condition and state of repair Lessor may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case Lessee, on demand, shall pay the cost thereof.

     7.   ALTERATIONS

     Lessee shall design the Tenant Work so they will comply with then applicable laws at the commencement of the lease term. Lessee shall not make any alterations, additions or improvements in or to the Leased Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring therein, without the prior written consent of Lessor, which shall not be unreasonably withheld. Lessor may require that any such work be performed


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by Lessor's employees or contractor(s) employed by Lessor. Lessor, at its option, may at its own expense make any repairs, alterations or improvements which Lessor may deem necessary or advisable for the preservation, safety or improvement of the Leased Premises or the Building, provided only that Lessee shall at all times have reasonable access and use of the Leased Premises. Lessee shall, at its own expense, make any alterations, additions or improvements to the Leased Premises, which are required by law during the term of this Lease. Lessor's approval concerning the initial improvement or any subsequent alteration, addition or improvement of the Leased Premises is for Lessor's benefit only and shall not create any responsibility or liability on the part of Lessor for design sufficiency or compliance with applicable laws.

     8.   INSPECTION AND REPAIRS

     Lessor shall have the right with reasonable notice, except in emergencies to inspect the Leased Premises at all reasonable times and the right to enter the same for the purpose of cleaning, repairing, altering or improving the same, or the Building, but nothing contained in this Lease shall be construed so as to impose any obligation on Lessor to make any repairs, alterations or improvements except as expressly provided in Section 9.

     9.   SERVICES BY LESSOR

     Lessor will, at its expense, provided Lessee is not in default, furnish Lessee with the following services and utilities:

     (a) Elevator service during normal business hours of the Building (8:00 a.m. to 6:00 p.m. -- Monday through Friday and 9:00 a.m. to 1:00 p.m. -- Saturday, except legal holidays generally observed in the State of Washington) and the service of at least one elevator during all other hours.

     (b) Heating and air cooling to maintain a temperature condition which in Lessor's reasonable judgment provides for comfortable occupancy of the Leased Premises during normal business hours of the Building, under normal business operations, provided Lessee complies with Lessor's instructions regarding use of drapes and thermostats and Lessee does not utilize heat generating machines or equipment other than normal office equipment in normal quantities, such as Desktop PC's, printers, and fax machines, which affect the temperature otherwise maintained by the air cooling system. Upon request Lessor shall make available at Lessee's expense after hours heat or air cooling. The minimum use of after hours heat or air cooling and the cost thereof shall be determined by Lessor and confirmed in writing to Lessee, as the same may change from time to time. In addition to any and all other rights and remedies which Lessor may invoke for a violation or breach of this Lease, Lessor may discontinue said heating and air cooling service without any abatement of rent whatsoever.

     (c)  Water for drinking, lavatory and toilet purposes.

     (d) Electricity for building standard lighting and operation of low power usage office machines in quantities usually furnished by Lessor to tenants in the Building for general office use.


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Low power usage machines are typewriters, desk top calculators, desk top computer terminals and similar equipment with similar power requirements which operate on 110 volt circuits.

     (e) Janitorial service and window washing. This service includes vacuum cleaning of carpets and cleaning of Building standard vinyl composition tile, but no other services with respect to carpets or non-standard floor coverings. Shampoo or similar cleaning of carpets and repair and replacement of carpets shall be Lessee's responsibility and at Lessee's expense.

     (f) Maintain the exterior window blinds or draperies, windows, doors, floors, walls, ceilings, plumbing and plumbing fixtures, and electrical distribution system and lighting fixtures in good condition and repair, except for damage caused by Lessee, its employees, agents, invitees or visitors, and except that such service will not be provided as to any of the foregoing items that are not standard for the Building. Lessor shall maintain, repair, replace and keep in a first-class condition comparable to other first-class or Class A office buildings in the downtown Seattle, Washington area, the Common Areas (including, without limitation, the lobbies, elevators, stairs, parking areas, grounds, loading areas and corridors), the roofs, foundations, load-bearing elements, conduits and structural walls and other structural elements of the Building, the underground utility and sewer pipes of the Building, all base building mechanical, electrical, plumbing, HVAC system, access control system and the sprinkler system and other fire and life-safety systems, as well as window blinds and draperies. All repairs and maintenance required of Lessor pursuant to this Section or elsewhere in the Lease shall be performed in accordance with standards applicable to comparable first-class office buildings in the downtown Seattle, Washington area, and performed in a timely and diligent fashion. Lessor agrees to diligently attend to any routine repairs or maintenance needs brought to its attention by Lessee as soon as reasonably practicable. Lessor shall coordinate all maintenance and repair work with respect to the Leased Premises with Lessee and shall perform the same in a manner to minimize to the extend possible any disruption of Lessee's business activities.

     (g) Replacement of burned out fluorescent tubes in light fixtures which are standard for the Building. Burned out bulbs, tubes or other light sources in fixtures which are not standard for the Building will be replaced by Lessor at Lessee's expense.

     9.2 Lessor shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities. If, however, any governmental authority imposes regulations, controls or other restrictions upon Lessor or the Building which would require a change in the services provided by Lessor under this Lease, Lessor may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Leased Premises. Lessee will cooperate and do such things as are reasonably necessary to enable Lessor to comply with such regulations, controls or other restrictions.

     9.3 Whenever heat generating machines or equipment other than low power usage machines, or lighting other than building standard lights are used in the Leased Premises by Lessee which affect the temperature otherwise maintained by the air cooling system, Lessor shall have the right to install supplementary air cooling units in the Leased Premises, and the cost




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thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon billing by Lessor. Lessor may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Leased Premises by reason of, (a) any substantial recurrent use of the Leased Premises at any time other than the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, (b) any use beyond what Lessor agrees to furnish as described above, (c) electricity used by equipment designated by Lessor as high power usage equipment or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Lessee at the Leased Premises. High power usage equipment includes without limitation, data processing machines, punch card machines, computers and machines which operate on 220 volt circuits. Lessee shall not install or operate high power usage equipment on the Leased Premises without Lessor's prior written consent, which may be refused unless Lessee confirms in writing its obligation to pay the additional charges necessitated by such equipment. At Lessor's option, separate meters for such utilities and services may be installed for the Leased Premises and Lessee upon demand therefor, shall immediately pay Lessor for the installation, maintenance, repair and replacement of such meters.

     9.4 Lessor does not warrant that any of the services and utilities referred to above will be free from interruption. Interruption of services and utilities shall not be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises or any part thereof or render Lessor liable to Lessee for damages, or relieve Lessee from performance of Lessee's obligations under this Lease. In the event there is an interruption in heating, cooling, electricity, water or elevator services to the Leased Premises which materially disrupts Lessee's ability to conduct business within the Leased Premises and such interruption was not caused by Lessee, Lessor shall diligently pursue the remedy of such interruption and in the event said interruption is in excess of five (5) days and is not caused by Lessee, then on the sixth (6th) day following such interruption, all rent shall be abated until such services are restored. In the event such interruption cannot be remedied within thirty (30) days of such interruption and such interruption was not caused by Lessee, then, upon five (5) days written notice to Lessor, Lessee may cancel the Lease unless within such five (5) day period Lessor remedies the interruption.

     10.  FIRE OR OTHER CASUALTY

     In the event the Building or the Leased Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Lessor may, at its option, restore the Building or Leased Premises to as near their previous condition as is reasonably possible, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the Leased Premises bears to the whole thereof; but unless Lessor, within sixty
(60) days after the happening of any such casualty, shall notify Lessee of its election to so restore, this Lease shall thereupon terminate and end. Such restoration by Lessor shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the Leased Premises in excess of those provided for in the allowance for building standard items.



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
     11.  WAIVER OF SUBROGATION

     Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all claims against the other, its agents, officers, directors, shareholders or employees, for loss or damage to the Leased Premises or the Building, or any personal property of such party therein, that is caused by or results from fire and other perils insured against under (a) the normal fire with extended coverage property insurance policies, or (b) the standard business interruption insurance policies, carried by the parties and in force at the time of damage or loss. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such damage or loss.

     12.  USES

     The Leased Premises are to be used only for the uses specified in Section
1.6 hereof, and for no other business or purpose without the prior written consent of Lessor. Lessee shall comply with all applicable laws, ordinances, rules and regulations in its use and occupancy of the Leased Premises, including those related to the use and disposal of hazardous substances and materials, and shall indemnify and hold Lessor harmless from any loss or damage resulting therefrom. Lessee shall not allow anything to be done in the Leased Premises which will increase the existing rate of insurance on the Building, and will immediately reimburse Lessor for any such resulting increase. Lessee shall not commit or allow to be committed any waste upon the Leased Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Lessee shall not, without the prior written consent of Lessor, use any apparatus, machinery or device in or about the Leased Premises which will cause any substantial noise or vibration. If any of Lessee's office machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Lessee shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Lessee shall comply with all laws relating to its use of the Leased Premises.

     13.  SIGNS AND ADVERTISING

     Except for Lessee's signage in the elevator lobby of the 10th floor, or in its reception area, Lessee shall not inscribe any inscription or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Leased Premises or the Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Leased Premises without first obtaining Lessor's written consent thereto. Any such consent by Lessor shall be upon the understanding and condition that Lessee will remove the same at the expiration or sooner termination of this Lease and Lessee shall pay Lessor the cost to repair any damage to the Leased Premises or the Building caused thereby. Lessor shall have the right to prohibit any advertising by Lessee which, in its opinion, tends to impair the reputation of the Building as a first-class shopping, business or professional area.




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
     14.  ACCIDENTS AND INDEMNITY

     14.1 Lessee shall protect, defend, indemnify and hold Lessor harmless from all loss, damage, liability or expense, including attorneys' fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Lessee or any officer, employee, agent, contractor, invitee, or visitor of Lessee in or about the Leased Premises or the Building, but the foregoing provision shall not be construed to make Lessee responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Lessor, or of any officer, employee, agent, contractor, invitee or visitor of Lessor. Lessor shall not be liable for any loss or damage to person or property sustained by Lessee, or other persons, which may be caused by the Building or the Leased Premises, or any appurtenances thereto, being out of repair, or by the bursting or leakage of any water, gas, sewer or steam pipe, or by theft, or by any act of neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature except for Lessor's gross negligence.

     14.2 Subject to the provisions of Section 11 above, Lessor shall protect, defend, indemnify and hold Lessee harmless from all loss, damage, liability or expense, including reasonable attorneys' fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act, omission or gross negligence of Lessor or any officer, employee, agent, contractor, customers or visitors of Lessor in the Building, but the foregoing provision shall not be construed to make Lessor responsible for loss, damage, liability or expense resulting from injuries to third parties caused by an act, omission or negligence of Lessee, or of any officer, employee, agent, contractor, customers or visitors of Lessee.

     14.3 Liability Insurance. Lessee shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability insurance including a contractural liability endorsement covering Lessee's obligations under this Lease, insuring Lessee's activities upon, in or about the Leased Premises or the Building against claims of bodily injury or death or property damage or loss with a limit of not less than One Million Dollars ($1,000,000) combined single limit.

     14.4 Property Insurance. Lessee shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "all risk" coverage insurance (but excluding earthquake and flood) on Lessee's leasehold improvements and personal property and equipment in the Leased Premises in an amount not less than the current One Hundred Percent (100%) replacement value thereof.

     14.5 Insurance Policy Requirements. All insurance under this Section 14 shall be with companies satisfactory to Lessor and authorized to do business in Washington, and Lessor shall be named as an additional insured on all such policies of Lessee. No insurance policy required hereunder shall be cancelled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days prior written notice to Lessor. Lessee shall deliver to Lessor prior to commencement of the lease term and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and naming Lessor as an additional insured thereunder. In no event shall the limits of any insurance policy required hereunder be considered as limiting the liability of Lessee under this Lease.

      15.   LIENS AND INSOLVENCY

      Lessee shall keep the Leased Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by Lessee. If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, or assignee or other liquidating officer is appointed for the business of Lessee, then Lessor, at its option, may immediately or any time thereafter terminate Lessee's right of possession under this Lease.

      16.   DEFAULT AND RE-ENTRY

      Lessee covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by Lessee to be kept and performed and that this Lease is made upon the condition of such performance. Except for a default under the preceding Section 15 for which immediate right of termination is given to Lessor, if Lessee fails to pay any installment of rent within three (3) days after written notice, or to perform any other covenant under this Lease within thirty (30) days after written notice from Lessor stating the nature of the default, Lessor may terminate this Lease and re-enter and take possession of the Leased Premises using such force as may be necessary; provided that if the nature of such default other than for non-payment of rent is such that the same cannot reasonably be cured within such thirty-day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion. If Lessor elects to terminate this Lease, Lessor may declare all rent owing for the remainder of the Term immediately due and payable, less the amount Lessee proves could reasonably be collected during such period. Notwithstanding such retaking of possession by Lessor and/or termination of this Lease, Lessee's liability for the rent provided herein shall not be extinguished for the balance of the term of this Lease, and Lessee shall make good to Lessor any deficiency arising from a reletting of the Leased Premises at a lesser rental, plus the reasonable costs and expenses of renovating or altering the Leased Premises and the reasonable costs and expenses of reletting the Leased Premises, including but not limited to, lease commissions, tenant improvements, etc. Lessee shall pay any such deficiency each month as the amount thereof is ascertained by Lessor. If Lessor retakes possession, Lessor shall have the right to let any other available space in the Building before reletting or attempting to relet the Leased Premises, and such action shall not relieve Lessee of any of its obligations hereunder. All remedies provided herein are cumulative and are in addition to those provided by law.

      17.   REMOVAL OF PROPERTY AND REPLACEMENT OF NON-STANDARD ITEMS

      Upon the expiration or termination of the lease term, Lessee shall at its expense remove Lessee's goods and effects and those of all persons claiming under Lessee. Lessee shall also be required to remove all data and telecommunications cabling installed for use by Lessee in or around the Leased Premises (including Building telecommunication closets and risers). Any property left in the Leased Premises after the expiration or termination of the lease term shall be deemed to have been abandoned and the property of Lessor to dispose of as Lessor deems expedient at Lessee's expense.

     18.  NON-WAIVER

     Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach of any of the terms, covenants or conditions of this Lease to be kept or performed by Lessee shall not be deemed a waiver of such breach, and Lessor shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Lessor.

     19.  COSTS AND ATTORNEYS' FEES

     To the extent permitted by law, in any action or proceeding brought by either party against the other under this Lease, the substantially prevailing party shall be entitled to recover from the other party its actual professional fees (such as appraisers', accountants' and attorneys' fees), investigation costs, and other legal expenses and court costs incurred by the prevailing party in such action or proceeding, in such amounts as the presiding court deems reasonable.

     20.  PRIORITY

     Lessee agrees that this Lease shall be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon the Leased Premises or the Building containing the same, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacement and extensions thereof provided that such mortgagee agrees not to disturb Lessee's possession of the Leased Premises (except in the event of a default by Lessee beyond applicable cure periods). Within fifteen (15) days after written request from Lessor, Lessee shall execute any documents that may be reasonably necessary or desirable to effectuate the subordination of this Lease to any such mortgages or deeds of trust and shall execute estoppel certificates as requested by Lessor from time to time in the standard form of any such mortgagee or beneficiary.

     21.  CONDEMNATION

     If all of the Leased Premises or such portions of the Building as may be required for the reasonable use of the Leased Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date Lessee is required to vacate the Leased Premises and all rent shall be paid to that date. In case of a taking of a part of the Leased Premises, or a portion of the Building not required for the reasonable use of the Leased Premises, then this Lease shall continue in full force and effect and the rent shall be equitably reduced based on the proportion by which the floor area of the Leased Premises is reduced, such rent reduction to be effective as of the date possession of such portion is delivered to the condemning authority. Lessor reserves all rights to damages to the Leased Premises for any taking by eminent domain, and Lessee hereby assigns to Lessor any right Lessee may have to such damages or award, and Lessee shall make no claim against Lessor for damages for termination of the leasehold interest or interference with Lessee's business. Lessee shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Lessee may be put for Lessee's moving expenses and for the interruption of or damage to Lessee's business, provided, that such damages may be claimed only if they are awarded separately in the eminent domain proceeding and not as part of the damages recoverable by Lessor.

     22.   ASSIGNMENT AND SUBLETTING

     22.1 Lessee shall not, without the prior written consent of Lessor which shall not be unreasonably withheld, assign this Lease or any interest therein, or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any party other than Lessee or mortgage or otherwise transfer this Lease (collectively "transfer"). Such consent shall be entirely discretionary with Lessor, except as otherwise provided in Section 22.5. Consent to one such transfer shall not destroy or waive this provision, and all subsequent transfers shall likewise be made only upon obtaining prior written consent of Lessor. Sublessees or assignees shall become directly liable to Lessor for all obligations of Lessee hereunder, without relieving Lessee of any liability.

      22.2 If Lessee wishes to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall first given written notice ("Lessee's Notice") to Lessor of its intention to do so, which notice shall contain the name of the proposed assignee or subtenant (collectively "transferee"), the nature of the proposed transferee's business to be carried on in the Leased Premises and the terms and provisions of the proposed assignment or sublease. Lessee shall also provide Lessor with a copy of the proposed assignment or sublease when it is available and such financial and other information with respect to the proposed transferee and transfer that Lessor may reasonably require.

      At any time within thirty (30) days after Lessor's receipt of Lessee's Notice, Lessor may by written notice ("Lessor's Notice") to Lessee elect to,
(a) recapture the affected space by terminating this Lease as to the portion of the Leased Premises covered by the proposed sublease or assignment effective upon a date specified in Lessor's Notice, which date shall not be earlier than thirty (30) days nor later than sixty (60) days after Lessor's Notice, with a proportionate reduction of all rights and obligations of Lessee hereunder that are based on the area of the Leased Premises, (b) consent to the proposed sublease or assignment, or (c) disapprove the proposed sublease or assignment. If Lessor's Notice states Lessor elects to exercise the recapture option described above, Lessee shall have the option for a period of ten (10) days after receipt of Lessor's Notice, by written notice to Lessor within such period, to withdraw Lessee's Notice of proposed transfer and not proceed with the proposed sublease or assignment.

      22.3 Whether or not Lessor consents to a proposed transfer, Lessee shall reimburse Lessor on demand for any and all reasonable costs that may be incurred by Lessor in connection with any proposed transfer including, without limitation, the reasonable cost of investigating the acceptability of the proposed transferee and attorneys' fees incurred in connection with each proposed transfer not to exceed Five Hundred and 00/100 dollars ($500.00) per occurrence.

      22.4 If Lessor consents to any proposed assignment or sublease, (a) Lessee may enter into same, but only upon the specific terms and conditions set forth in Lessee's Notice, (b) any sublease or assignment shall be subject to, and in full compliance with, all of the terms and provisions of this Lease, (c) the consent by Lessor to any assignment of sublease shall not relieve Lessee of any obligation under this Lease, (d) each transferee shall assume all obligations of Lessee under this Lease and shall be and remain jointly and severally liable with Lessee for the payment of rent, and the performance of all of the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed, (e) no assignment shall be binding on Lessor unless Lessee and the transferee shall deliver to Lessor a counterpart of the assignment that contains a covenant of assumption by the transferee satisfactory to Lessor and is otherwise satisfactory in form and substance to Lessor, and (f) any rent or other consideration accruing to Lessee as the result of such assignment of sublease which is in excess of the rent then being paid by Lessee for the portion of the Leased Premises affected by the assignment or sublease, shall be paid by Lessee to Lessor monthly as additional rent.

      22.5 Notwithstanding the foregoing, in the event of a proposed assignment or sublease, if Lessor does not exercise its option to recapture under Section 22.3, then Lessor will not unreasonably withhold its consent thereto if (a) Lessee is not then in default hereunder, (b) the proposed transferee will continuously occupy and use the Leased Premises for the term of the transfer, (c) the use by the proposed transferee will be a business office consistent in quality to and otherwise compatible with the other tenants in the Building, (d) the proposed transferee is reputable and of sound financial condition, and (e) the use by the proposed transferee will not violate any rights of exclusivity granted to other tenants or any other restrictions on use to which Lessor is subject.

      22.6 Notwithstanding anything to the contrary in this Lease, so long as such transfer is not effectuated as part of a transaction or series of transfers orchestrated in order to effect a transfer of this Lease (or Lessee's interest herein) in isolation to Lessee's other leasehold interests and assets, Lessor's written consent shall not be required for any sublease, assignment or other transfer of this Lease to any other entity which (i) controls, is controlled by or is under common control with Lessee, or (ii) is controlled by Lessee's parent company, or (iii) which purchases all or substantially all of the assets of Lessee, or (iv) which purchases all or substantially all of the stock of Lessee, provided, however, that in such event Lessee shall continue to remain fully liable under the Lease on a joint and several basis with the assignee or acquiror of such assets or stock. Lessee shall be required to give Lessor at least thirty (30) days written notice in advance of any such sublease or assignment, except with respect to transfers by operation of law occasioned through a sale of publicly traded shares in Lessee. Sales of publicly traded stock in Lessee shall not constitute a transfer for purposes of this Lease.

      22.7 Any option(s) granted to Lessee in this Lease or any option(s) granted to Lessee in any amendments to this Lease, to the extent that said option(s) have not been exercised, shall terminate and be voided in the event this Lease or any portion thereof is assigned, or any part of the Leased Premises are sublet, or all or any portion of Lessee's interest in the Leased Premises are otherwise transferred.

     22.8 Lessor understands that Lessee desires to sublease a portion of the Leased Premises and therefore not withstanding anything contrary contained herein, Lessee shall have the rights to sublease the space set forth in Exhibit D attached hereto during the Lease Term without Lessor's right to recapture as set forth in Section 22.2(a).

     23.  RULES, REGULATIONS AND MISCELLANEOUS

     23.1 Lessee shall use the Leased Premises and the public areas in the Building in accordance with such reasonable rules and regulations as may from time to time be adopted by Lessor for the general safety, care and cleanliness of the Leased Premises or the Building, and the preservation of good order therein, and shall cause Lessee's employees, agents, invitees and visitors to abide by such rules and regulations; provided that such rules and regulations do not unreasonably interfere with the Lessee's use of the Leased Premises and Building.

     23.2 Lessee shall not place any boxes, cartons, or other rubbish in the corridors or other public areas of the Building.

     23.3 Lessor does not guarantee the continued present status of light or air over any premises adjoining or in the vicinity of the Building. Any diminution or shutting off of light, air or view by any structure which may be erected on lands near or adjacent to the Building shall in no way affect this Lease or impose any liability on Lessor.

     23.4 Lessee shall conserve heat, air-conditioning, water and electricity and shall use due care in the use of the Leased Premises and of the public areas in the Building, and without qualifying the foregoing, shall not neglect or misuse water fixtures, electric lights and heating and air-conditioning apparatus.

     23.5 Lessor shall not other than during normal business hours admit to the Leased Premises the Lessee or any of the Lessee's agents or employees or other persons claiming the right of admittance.

     23.6 Lessee shall peaceably and quietly enjoy the Leased Premises so long as it pays the rent payable by it hereunder and is not in default in performing all the provisions of this Lease.

     23.7 The titles to sections of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part thereof. This Lease shall be governed by the laws of the State of Washington.

     23.8 All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail to Lessor at the same place rent payments are made, and to Lessee at the Leased Premises, or such addresses as may hereafter be designated by either party in writing.

Notices mailed as aforesaid shall be deemed given on the date of actual receipt or rejection of the notice.

     23.9 The rent herein is exclusive of any sales, business and occupation, gross receipts or other tax based on rents or tax upon this Lease or tax upon or measured by the number of employees of Lessee or the area of the Leased Premises or any similar tax or charge. If any such tax or charge be hereafter enacted, Lessee shall reimburse to Lessor the amount thereof together with each Base Monthly Rent payment. If it shall not be lawful for Lessee so to reimburse Lessor, the Base Monthly Rent payable to Lessor under this Lease shall be revised to net Lessor the same net rental after imposition of any such tax or charge upon Lessor as would have been payable to Lessor prior to the imposition of such tax or charge. Lessee shall not be liable to reimburse Lessor for any federal income tax.

     23.10 Lessee shall not place any plants, sculptures or other items so as to be located wholly or partially in the public corridor portions of the Building without Lessor's prior written approval.

     23.11 All improvements, alterations or additions which may be made by either of the parties hereto upon the Leased Premises, except movable office furnishings, shall become part of the Building when made, and shall remain upon and be surrendered with the Leased Premises as a part thereof. The maintenance and care of such improvements shall be the responsibility of Lessee, except as otherwise provided in Section 9. For example, Lessor shall vacuum, but Lessee shall shampoo, repair and replace carpets. Wall paneling, partitions, closets, built-in cabinets, sinks, doors, however attached, floor coverings and other built-in units of all kinds are a partial listing of improvements that become property of Lessor as aforesaid. Wall hung office furniture, refrigerator/sink units and other electrical appliances may be removed by Lessee provided the reasonably estimated amount to cap plumbing and repair screw holes or other damage is paid by Lessee to Lessor prior to such removal and such removal does not cause any material damage to the property.

     23.12 The freight elevator shall not be used by Lessee or others to move furniture, supplies or other items to or from the Leased Premises unless Lessee prior to such use has scheduled and coordinated such use with Lessor's Service Department. Lessee shall not permit passenger elevators to be used to move furniture, supplies or other items to or from the Lease Premises. Lessee shall cause its suppliers and other providers to comply with the foregoing provisions.

     23.13 The name of the Building may at any time be changed by Lessor.

     23.14 This Lease is the final and complete expression of the parties' agreement and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Lessor and Lessee.

     23.15 UNICO Properties, Inc. (UNICO) is Lessor's manager and rental agent in all matters concerning this Lease and the Leased Premises, and the Lessee, until notified in writing to the contrary by either the Lessor or UNICO or the Assignee of Lessor's interest under this Lease, shall recognize such agency and pay all rental, furnish all statements, and give any notice which the Lessee may be under the duty of giving hereunder, or may elect to give hereunder, to UNICO at its office in the City of Seattle, King County, Washington, instead of to the Lessor. As long as such agency shall exist, the rights and options extended to Lessor shall be deemed extended to UNICO, and each and every other term and provision of this Lease which is in any way beneficial to the Lessor, including especially every stipulation against liability, or limiting liability, shall inure to the benefit of UNICO and its agents and shall be applicable to UNICO and its agents in the same manner and as fully and with the same effect as to Lessor. Whenever Lessor's consent is required, Lessee shall request such consent from UNICO. The consent of UNICO shall be deemed the consent of UNICO and Lessor.

     23.16 Lessee agrees to look only to the equity of Lessor in the Building and the Land and not to Lessor personally with respect to any obligations or payments due or which may become due from lessor hereunder, and no other property or assets of Lessor or any partner, joint venturer, member, officer, director, shareholder, agent, or employee of Lessor, disclosed or undisclosed, shall be subject for the satisfaction of Lessee's claims under or with respect to this Lease, and no partner, member, officer, director, agent or employee of Lessor shall be personally liable in any manner or to any extent in connection with this Lease. If at any time the holder of Lessor's interests hereunder is a partnership, limited liability company or joint venture, a deficit in the capital account of any partner, member or joint venturer shall not be considered an asset of such partnership, limited liability company or joint venture. In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any and all obligations and liabilities on the part of Lessor accruing from and after the effective date of the sale or conveyance as long as the Transferee receives the entire security deposit and expressly assumes all future obligations of Lessor hereunder.

     23.17 Broker Commission Lessee shall defend, indemnify and hold Lessor harmless from all claims and liabilities or expenses arising from agreements or other arrangements made by or on behalf of Lessee with any brokers, finders or other persons, except for a commission of Three and 50/100 dollars ($3.50) per rentable square feet, which will be paid to Grubb & Ellis by Lessor, one-half upon signing of the Lease and one-half upon the occupancy of the Leased Premises by Lessee.

     23.19 Security Deposit Lessee has deposited the sum specified in Section
1.10 with Lessor. Lessor shall pay the remaining balance thereof to Lessee, inclusive of one-half of the interest accrued, within thirty (30) days after the expiration or prior termination of the lease term, or any extension thereof, if Lessee has fully performed all of its obligations under this Lease. Lessor may withdraw from the deposit the amount of any unpaid rent or additional rent or other charges not paid to Lessee when due, and Lessee shall immediately redeposit an amount equal to that so withdrawn.

     23.20 Holdover If Lessee remains in possession of all or part of the Leased Premises after the expiration of the term of this Lease, with or without Lessor's written consent, for each month or partial month of such possession, Lessee shall pay Lessor an amount equal to one hundred fifty percent of the Base Monthly Rent payable hereunder immediately prior to the expiration of the term. Such holdover by Lessee shall not be deemed an extension of the term or the grant by Lessor to Lessee of a month to month tenancy. Lessee shall also indemnify and hold Lessor harmless from all loss, cost, liability and expense incurred by Lessor if Lessee remains in such possession of all or part of the Leased Premises without Lessor's prior written consent.

     23.21 Recording Neither Lessor nor Lessee shall record this Lease or any memorandum thereof.

     23.22 Directory Board Lessor shall, throughout the term of this Lease, maintain a directory board in the main lobby of the Building which shall list Lessee, and up to ten (10) of Lessee's employees. The cost of said designations shall be at Lessor's expense for the initial ten (10) designations and at Lessee's expense thereafter.

     23.23 Authority Each individual executing this Lease on behalf of Lessee represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Lessee and that this Lease is binding on Lessee in accordance with its terms.

     24.   SUCCESSORS

     All the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Lessor and Lessee and their respective heirs, executors, administrators, successors and assigns.

     25.   SHARED TENANT SERVICES

     Lessee acknowledges that any provision of telecommunications and office automation services and equipment ("Shared Tenant Services") by a third party provider, including but not limited to Shared Technologies Inc., its agents, affiliates and successors (collectively the "Provider") is entirely separate and distinct from this Lease agreement and that Lessor has no duty of performance concerning the provision of Shared Tenant Services. Lessee hereby agrees to look solely to the provider for any failure in the provision of Shared Tenant Services.

     26.   AMERICANS WITH DISABILITIES ACT (ADA) COMPLIANCE

     Lessor and Lessee acknowledge that, in accordance with the provisions of the Americans with Disabilities Act (the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Lessor and Lessee. Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Lessee shall be responsible for compliance with the provisions of

Title III of the ADA for any construction, renovations, alterations and repairs made within the Leased Premises if such construction, renovations, alterations and repairs are made by Lessee, at its expense without the assistance of the Lessor; (ii) Lessee shall be responsible for compliance with the provisions of Title III of the ADA for all construction, renovations, alterations and repairs Lessor makes within the Leased Premises, whether at Lessor's or Lessee's expense; and (iii) Lessor shall be responsible for compliance with the provisions of Title III of the ADA for all exterior and interior areas of the Building including the elevator lobby and restrooms located on the 10th floor not included within the Leased Premises. Lessor agrees to indemnify and hold Lessee harmless from and against any claims, damages, costs and liabilities arising out of Lessor's failure, or alleged failure, as the case may be, to comply with Title III of the ADA, which indemnification obligation shall survive the expiration or termination of this Lease. Lessee agrees to indemnify and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee's failure, or alleged failure, as the case may be, to comply with Title III of the ADA, which indemnification obligation shall survive the expiration or termination of this Lease. Lessor and Lessee each agree that the allocation of responsibility for ADA compliance shall not require Lessor or Lessee to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this Section. The allocation of responsibility for ADA compliance between Lessor and Lessee, and the obligations of Lessor and Lessee established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Section.

     27.  OPTION TO EXTEND

     27.1 Lessee may extend the term of this lease for one (1) additional term(s) of five (5) years provided Lessee fully satisfies the conditions hereafter stated. If so extended, this lease shall continue as though the extended term were part of the original term except the base monthly rent pursuant to Section 1.4 shall be the Market Rate for like space in like buildings.

Lessee's right to extend the lease as above stated is subject to the following conditions:

     (a) Lessee shall give lessor six (6) months prior written notice pursuant to this section of the Lease. Lessor shall, within thirty (30) days thereafter, provide notification of the proposed rental rate for the extended term.

     (b) Lessee shall not be in default under the Lease when said notice is given.

     (c) This Lease shall be in full force and effect when said notice is given.

     (d) Lessee shall have confirmed in writing Lessee's obligation to pay the base monthly rent required by Lessor for the extended term within thirty (30) days of notification by Lessor of said rental rate.

     (e) Upon receipt of Lessee's acknowledgement, Lessor shall prepare an amendment modifying the lease.

MARKET RATE

     27.2 As used in this lease, the term "Market Rate" at any point in time shall mean the annual rate of base monthly rent per rentable square foot being quoted by owners to renewing tenants (and being accepted by such renewing tenants) at such points in time

     (i) for space in the Building and for space in other office buildings in the downtown Seattle Central Business District that are comparable to the Building in age, class and quality, which space is comparable in size, location, configuration, view (to the extent relevant) and degree of existing leasehold improvements paid for by Lessor in the space in the Building to be leased by Lessee with respect to which such rate is to apply; and

     (ii) for a lease term of substantially the same duration and commencement date as the Extended Term.

For purposes of this lease, Market Rate (determined without reduction for concessions) shall not be reduced by reason of any concessions which are related to costs that would be incurred if Lessee were then first moving into the Leased Premises instead of renewing its existing lease. For example, Market Rate shall not be reduced for concessions related to leasehold improvements to the extent such concessions would be used to improve the leased space (virgin or otherwise) for tenant improvements then in place in the leased premises, for broker fees, or for other costs or concessions typically incurred by landlords for new tenants but not for renewal tenants. Market Rate (determined without reduction for concessions) may be reduced by reason of concessions then being granted to renewing tenants such as rent abatements or refurbishment allowances, with the amount of such concessions spread over the full term of the extended term. Should Lessee not agree with Lessor's quoted rate it shall provide said rejection in writing to Lessor and Lessor and Lessee shall attempt to agree on a single arbitrator within fifteen (15) days thereafter as described below and subject to the rights granted to Lessor under Section 27 outlined herein.

     27.3 Should Lessor and Lessee be unable to agree on the base monthly rent for the extended term within thirty (30) days of notification from Lessor of the rental rate, and if Lessor does not elect within fifteen (15) days thereafter to have the Market Rate determined by arbitration, then Lessee may rescind its exercise of this option to extend by written notice to Lessor within thirty (30) days thereafter. Should Lessor elect within fifteen (15) days thereafter to have Market Rate determined by arbitration, Lessee may within three (3) days of such election rescind its option to extend. Such arbitration shall be before one (1) disinterested and experienced arbitrator if one can be agreed upon, otherwise before three (3) disinterested and experienced arbitrators, one named by Lessor, one by Lessee, and one by the two thus chosen; provided, that if said two arbitrators cannot agree upon a third arbitrator within fifteen (15) days after they have been named, then a third arbitrator shall be appointed by the presiding judge of the King County Washington Superior Court upon motion of either Lessor or Lessee. A "disinterested and experienced arbitrator" shall be a person (a) who shall not have a direct or indirect financial interest in the decisions to be made by the arbitrator(s); (b) who shall not be an officer, director, employee, or agent of Lessor or Lessee, and (c) who shall have at least five (5) years professional or business experience in the Seattle market with respect to the management and leasing of commercial real estate as a property manager, broker or other capacity. The arbitrator(s) shall determine the Market Rate for the extended term. Except as may be otherwise provided in this Lease, the arbitrator(s) shall conduct the arbitration proceedings in accordance with the then currently published rules of the American Arbitration Association applicable to commercial arbitration's. Except as may be otherwise provided in this lease, the arbitrator(s) designated and acting under this lease shall make his or their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. All arbitration's proceedings hereunder shall be conducted in Seattle, Washington. The appointment or arbitrators shall be signified in writing by each party to the other. If Lessor or Lessee shall fail to so appoint an arbitrator for a period of fifteen (15) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party not in default hereunder shall appoint a second arbitrator, and the two so appointed shall appoint a third arbitrator. The arbitrator(s), after being duly sworn to perform his or their duties with impartiality and fidelity shall proceed to determine the Market Rate for the extended term. The arbitration hearing shall be conducted and the decision of the arbitrator(s) shall be rendered within sixty (60) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties hereto. The decision of the arbitrator(s) shall be binding, final and conclusive on the parties. Fees of the arbitrator(s) and the expenses incident to the proceeding shall be borne equally between Lessor and Lessee if a single arbitrator is used. If three arbitrators are used, each party shall pay the fees and costs of the arbitrator selected by it and the parties shall share equally in the fees and costs of the third arbitrator. Fees of the respective counsel engaged by the parties, and fees of expert witnesses or other witnesses called by parties shall be paid by the respective party engaging such counsel or calling or engaging such witness.

     28.  FIRST RIGHT TO LEASE

     Lessee shall have the first right to lease as additional space any available vacant space on the 9th and 11th floors, subject to rights previously granted to existing tenants (the FRL Space). If Lessor desires to lease the space in question to a third party or take it off the market for any reason whatsoever, Lessor shall notify Lessee of its intent along with the economic terms by which Lessee may acquire the FRL space. Lessee shall have ten
(10) days after receipt of each such notice to advise Lessor in writing whether or not it will add additional space to the leased premises. Failure to do so shall be deemed an election not to add any FRL Space. If Lessee does not elect to add any FRL space, then Lessor may lease the FRL Space in question to a third party or take it off the market for any reason whatsoever. Lessee's right under this Section 28 shall apply at any time that Lessor desires to lease the space in question to a third party or to take the space off the market during the Lease term. When FRL Space has been added to the leased premises, Lessee shall pay base monthly rent and additional rent under Section 3 and 4 for the added space under market terms and conditions. Within three (3) days after receipt of Lessee's election or notice to lease FRL Space, Lessor will give Lessee written notice of the base monthly rent required for the additional space in a form which may be signed by Lessee confirming Lessee's obligation to pay said base monthly rent for the FRL Space added to the leased premises. Upon the execution of a lease for the additional space, Lessor and Lessee shall diligently commence and pursue the completion of tenant improvement drawings for the additional space so that the tenant improvement work can be priced and commenced within forty-five (45) days after Lessee exercises the option to acquire additional space.

Lessee's right to lease the FRL Space is subject to the following additional conditions:

     (a) Lessee shall not be in default under the Lease when said notice is given.

     (b) This Lease shall be in full force and effect when said notice is given.

     (c) Prior to occupancy of the FRL Space, Lessee shall have confirmed in writing Lessee's obligation to pay the base monthly rent for the FRL Space.

     (d) This lease has not been assigned or all or part of the leased premises sublet, except as permitted under Section 22.6.

     (e) Subject to rights granted to third parties, prior to the execution of the Lease.

     29.  PARKING

     Lessor shall make available ten (10) monthly parking permits three (3) of which must be designated carpool parking, which will be located in the Union Square Garage during the lease term. The charges for such parking shall be at the prevailing monthly rates during the term of this lease and paid by Lessee to the operator of the garage wherein such parking is provided. The rates are subject to change during the lease term.

     30.  TENANT IMPROVEMENT ALLOWANCE

     Lessor shall provide Lessee with a tenant improvement allowance of Ten and 00/100 dollars ($10.00) per usable square foot for tenant improvements, architectural and engineering fees. Lessor shall provide all of the tenant improvement work and shall bid out such work to at least three (3) subcontractors in each trade. Lessor's overhead and profit shall be limited to five percent (5%) of the total project cost.

     IN WITNESS WHEREOF, this Lease has been executed by Lessor and Lessee as of the day and year first above set forth.

LESSEE:                                   LESSOR:

InterNAP NETWORK SERVICES, INC.,          UNION SQUARE LIMITED
a Washington corporation                  PARTNERSHIP, a Washington Limited
                                          Partnership

                                          By UNICO PROPERTIES, INC.
                                          (Manager and authorized rental agent
                                          for Union Square Limited Partnership)
By /s/ PAUL E. McBRIDE
   ----------------------------------

Its VP Finance & Administration
    ---------------------------------

                                          By /s/ JOHN SCHOETTLER
                                             ----------------------------------
                                             John Schoettler, Vice President

                            LESSOR'S ACKNOWLEDGEMENT


STATE OF WASHINGTON   )
                      )     ss.
COUNTY OF KING        )


     On this 18th day of June, 1998, before me personally appeared John Schoettler, to me known to be the Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[NOTARY SEAL]                           /s/ SHEILAH C. SABALZA
                                        ---------------------------------------
                                        Sheilah C. Sabalza
                                        Notary Public in and for the State of
                                        Washington, residing at Seattle.
                                        My commission expires: 4-02-2002.

                       LESSEE'S CORPORATE ACKNOWLEDGEMENT


STATE OF WASHINGTON   )
                      )     ss.
COUNTY OF KING        )


     On this 17th day of June, 1998, before me personally appeared Paul McBride to me known to be the CFO of InterNAP NETWORK SERVICES INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[NOTARY SEAL]                           /s/ KAZUMI TAKEUCHI
                                        ---------------------------------------
                                        (Print name) Kazumi Takeuchi
                                        Notary Public in and for the State of
                                        Washington, residing at Seattle.
                                        My commission expires: 3-12-00.

                         [TWO UNION SQUARE FLOOR PLAN]














                                                 InterNAP NETWORK SERVICES, INC.
                                                                        FLOOR 37
                                                                       EXHIBIT A

                                   EXHIBIT B


                        IMPROVEMENTS OF LEASED PREMISES


LESSOR:        UNION SQUARE LIMITED PARTNERSHIP

LESSEE:        InterNAP NETWORK SERVICES, INC.

PREMISES:      ROOMS 1001-1037 ONE UNION SQUARE

     Lessor at its expense has provided the shell and core of the Building and certain improvements on the floors on which the Leased Premises are located, all as more fully set forth in Section 1 of this Exhibit. Lessor is to also provide an allowance as provided in Section 3 of this Exhibit and Section 30 of the Lease for improvements to the Leased Premises, which are in addition to those provided by Lessor pursuant to Section 1 of this Exhibit, all as more fully set forth in this Exhibit. The allowance amount for Section 3 and Section 30 and the dates for submission of plans and documents to Lessor pursuant to
Section 4.3 are as follows:

     The Section 3 allowance amount is Ten and 00/100 dollars and 00/100 dollars ($10.00) per usable square foot of Leased Premises (19,225 S.F.) for a total allowance of One Hundred Ninety-Two Thousand Two Hundred Fifty and 00/100 dollars ($192,250.00).

     The Section 4.3 delivery dates are:

     A.) Schematic Plans -
                                             ------------------------------
     B.) Final Preliminary Plans -
                                             ------------------------------

     C.) Final Contract Documents -          June 19, 1998

     1.    Basic Building Improvements (Shell and Core).

     Lessor has at its expense furnished and installed the following improvements in accordance with plans and specifications for the Building on the floors upon which the Leased Premises are located:

       (a) Finished elevator lobby to match building standard specifications including carpeting. The typical elevator lobby has painted walls, carpeted floors, painted elevator doors and jambs, and wall sconce lighting fixtures.

       (b) All items which are standard for the Building and located within the core area of the Building finished to the specifications for the Building, including but not limited to core walls, electrical distribution equipment and conduits, heating and air conditioning equipment and ducting, a women's lavatory, a men's lavatory, drinking fountain, and fire and life safety equipment.

          (c) Exterior walls and exterior windows for the Building. The interior of such exterior walls, the exterior of the core walls and all structural elements within the Leased Premises (except cross-bracing on Floors 35, 36 and 37) shall be ready to receive Lessee specified finishes.

          (d) The rigid ducting and standard size variable air volume air terminal units for interior and exterior zone heating and air cooling in accordance with the Building standard layout for the floor upon which the Leased Premises are located. The standard number of such air terminal units is twelve (12) units for the entire Fourth Floor and twenty (20) units for each other entire floor. Such improvements by the Lessor include the individually controlled central fan unit located in each floor's mechanical room allowing for separate floor-by-floor air conditioning control and operation but do not include the round low pressure run out ducting, flexible ducting and diffusers.

          (e) Electric service to the electrical room located within the core of the building and sufficient capacity to meet Lessee's requirements, not to exceed 4.5 watts per usable square foot (including lighting) and any limits imposed by applicable codes, laws and regulations. Two electrical power loops are provided on each floor of the Building. One loop is for building standard 277/480 volt lighting and the other loop is available for tenant 110 volt power or special power requirements.

          (f) Telephone service to the telephone closet located within the core area of the Building.

          (g) Concrete floor ready to receive carpet. The floors typically will have a partition load capacity of 20 pounds per square foot. The live load capacity is 80 pounds per square foot for a zone extending approximately 24 feet out from the core and 50 pounds per square foot on the remainder of the floor, all as more fully specified by Lessor's Architect.

          (h) Basic sprinkler distribution grid in accordance with Building standard layout for the floor.

          (i) A vertical condenser water loop to provide water for supplementary air cooling equipment (if any) installed in the Leased Premises. The hook-up to said loop and reasonable charge for said water shall be at Lessee's expense.

     If Lessee, with Lessor's consent, changes surface finishes from those specified for the Building, requires changes to the heating and cooling and electrical systems which are standard for the Building, or makes any other departure from the specifications or standards for the Building with respect to any of the foregoing items, the additional cost of such change or other departure shall be at the Lessee's expense as a charge to Tenant Work pursuant to Section 2 of this Exhibit. Throughout the Exhibit, items which are not Building Standard items are sometimes referred to as special items or special improvements.

     2.   Additional Improvements (Tenant Work).

     Improvements or modifications to the Leased Premises which are in addition to those existing improvements or as provided for in Section 1 of this Exhibit are herein sometimes described as Tenant Work. Tenant Work shall be at Lessee's expense but shall be paid for by Lessor to the extent of the allowance provided for in Section 3 of this Exhibit. The same procedure shall pertain to any matters referred to in this Exhibit as being at Lessee's expense or a charge to Tenant Work. If the costs for Tenant Work and expenses or charges to Tenant Work exceed said allowance, the excess shall be paid by Lessee. Tenant Work and costs charged to Tenant Work if applicable shall include without limitation:

     (a) All partitioning within the Leased Premises, and the walls separating the Leased Premises from the public corridor.

     (b) Paint or other wall coverings approved by Lessor. Painted walls shall receive at least one prime coat and one semi-gloss finish coat. Lessee shall use a brand of paint specified by Lessor as standard for the Building or an equivalent brand approved in advance by Lessor.

     (c)  Doors and door hardware.

     (d)  Finish ceiling, including suspension system and hangers.

     (e)  Cabinetry, millwork or other built-ins.

     (f)  Carpeting or other floor covering.

     (g)  Blinds for exterior windows as designated by Lessor.

     (h) Lighting fixtures, including Building standard fixtures and all other fixtures, and all switching, all in accordance with applicable Seattle codes.

     (i) Electrical receptacles, wiring from junction boxes located above suspended ceiling to light fixtures and any other electrical items which are in addition to those furnished by Lessor pursuant to Section 1 of this Exhibit.

     (j) Telephone and data outlets and any other communication equipment not furnished by Lessor pursuant to Section 1.

     (k) Air terminal units in excess of the standard number for the Leased Premises. The standard number for an entire floor is 12 on the Fourth Floor and 20 on all other floors. All related ducting, round low pressure run out ducting, flexible ducting, diffusers and any other items for heating or air cooling which are not furnished by the Lessor pursuant to
     Section 1 of this Exhibit.

     (l) Modifications to sprinkler distribution system identified in Section 1 and installation of sprinkler heads, emergency speakers, fire extinguishers and cabinets within the Leased Premises, including any specialized fire suppression system such as halon.

     (m)  Interfloor stairs within the Leased Premises.

     (n)  Vertical lifts for books, files, mail distribution, etc.

      (o) Plumbing and fixtures including private toilets, showers, lavatories, sinks and lunchroom or kitchen equipment.

      (p)   Emergency power equipment for Lessee's equipment.

      (q) All demolition and removal of debris for any item of work installed pursuant to Section 1 or Section 2 of this Exhibit which Lessee with Lessor's consent, subsequently requests Lessor to remove.

      (r)   Any structural modification to the Building.

      (s) The fees of architects, engineers, consultants and contractors, including Lessor's Architect and Lessor's contractor, for services with respect to the Leased Premises.

      (t)   All applicable Washington State sales tax.

      (u) Fees and expenses for all permits, including building, special energy and structural modification permits and other governmental fees.

      (v) Any other costs referred to in this Exhibit as being at Lessee's expense or a charge to Tenant Work.

      Whether, and the extent to which, any of Lessee's requirements exceed the improvements to be provided by Lessor pursuant to Section 1 shall be determined by Lessor's Architect, which determination shall be conclusive.

      3.    Tenant Improvement Allowance.

      Lessor shall provide an allowance for Tenant Work in the Leased Premises equal to the amount specified at page 1 of this Exhibit. The allowance shall be used to pay costs for Tenant Work, by crediting or paying the amount of the allowance against amounts due for the Tenant Work, all in accordance with
Section 5.2 of this Exhibit. Any unused allowance shall be retained by Lessor.

      4.    Design of Tenant Improvements.

      4.1 Lessor's Architect. Lessor has engaged the services of an architect, mechanical engineer and electrical engineer (herein collectively "Lessor's Architect") to provide certain professional services required for the improvement of the Leased Premises and other portions of the Building. Lessor's Architect shall provide all mechanical and electrical engineering services required to prepare the engineering plans described in Section 4.3.C. of this Exhibit and the services described in Section 4.6 of this Exhibit. All structural engineering services required with respect to the Leased Premises shall be provided by Lessor's structural engineer as provided in subsection
(10) of Section 4.3.C.

      4.2 Lessee's Architect. At Lessee's expense as a charge to Tenant Work, Lessee may retain the services of a qualified architect/office planner (Lessee's Architect), licensed to practice architecture in the State of Washington, and approved by Lessor, to provide all architectural services related to the tenant improvements, except for those services which by the express provisions of this Exhibit are to be provided by Lessor's Architect or Lessor's structural engineer. Lessee's Architect shall timely prepare all plans and specifications described in Section 4.3 of this Exhibit (except the engineering drawings described in Sections 4.3.C. (3), (4) and (10)). Lessee's Architect shall timely provide Lessor's Architect or Lessor's structural engineer, as the case may be, with all information, plans or specifications which are necessary to prepare the engineering drawings described in Sections 4.3.C. (3), (4) and (10) of this Exhibit.

      4.3 Plans for Tenant Work. The Schematic Plans, Final Preliminary Plans and Final Contract Documents shall be subject to Lessor's and Lessee's approval. Such plans shall be compatible with the basic plans and specifications for the Building and when submitted to Lessor for its approval shall clearly show any proposed modifications to the plans and specifications for the Building. Lessee shall (a) provide timely and adequate information, direction and approval of plans and specifications to Lessor's Architect and
(b) work with Lessor's Architect and submit the following plans or documents to Lessor for Lessor's approval on or before the respective dates specified at page 1 of this Exhibit:

      A.    Schematic Plans.

      The Schematic Plan(s) shall generally describe all areas within the Leased Premises. Rooms or areas shall be identified by name or function with special furniture or equipment shown or described. Special features including without limitations relights, lunch rooms, coffee bars, computer rooms, shall also be noted on the Schematic Plans. These plans are to be the basis for the Final Preliminary Plans.

      B.    Final Preliminary Plans.

      The Final Preliminary Plans submitted for interim approval shall show all partition layout indicating partition type and identifying each room and its function. The floor plan must also clearly identify and locate equipment and fixtures requiring plumbing or other special mechanical systems, area(s) subject to above normal floor loads, special openings in the floor, special electrical requirements and any other major or special features, including an outline specification of special finishes. These plans are to be the basis for the Final Contract Documents.

      On or before the later of the 10th day of June, 1998, the Lessee's Architect shall prepare the Final Preliminary Plans and submit the same to Lessor for approval. Within three (3) days following Lessor's receipt of the Final Preliminary Plans, Lessor or Lessor's Architect shall provide Lessee and Lessee's Architect with (i) a list of its objections, modifications, deletions or qualifications to the same (but Lessor agrees that it shall not unreasonably withhold, condition or delay its consent to any improvements which do not adversely affect any base building systems) and (ii) a schedule of items constituting "long-lead" items (as defined below). For purposes hereof, the term "long-lead" items shall mean any items or material element thereof which Lessor's Architect reasonably believes, due to long-lead time for fabrication or delivery, will not be available at the Premises in time to be completed or installed prior to the originally scheduled Commencement Date.

      C.    Final Contract Documents.

      Lessee and Lessee's Architect shall have nine (9) days from receipt of Lessor's list of objections, modifications, deletions, or qualifications to (a) substitute materials to eliminate any long-lead items and (b) cause the architect and the engineer to prepare and deliver to Lessor and Lessor's Architect the Final Contract Documents, which shall be based on the final Preliminary Plans but shall conform to Lessor's objections, modifications, deletions, or qualifications. No plans and specifications shall constitute the Final Contract Documents hereunder unless and until the same have been approved in writing by both Lessor and Lessee.

      The Final Contract Documents shall be prepared in accordance with the standards adopted by Lessor including scale, common symbols, legends and abbreviations together with information required to obtain permits. The drawings shall be prepared using the "pin bar" system for compatibility with other building drawings. The Final Contract Documents shall be approved and signed by the Lessee and Lessor's Architect prior to submittal to Lessor and approved and signed by Lessor prior to submittal to Lessor's contractor for pricing, and shall include:

      (1) Architectural Floor Plan(s): A plan, fully dimensioned, showing partition layout and type, identifying each room with a number and each door with a number, and the location, nature and extent of floor finishes, casework, relights, etc. Plumbing locations and requirements shall be shown on this plan.

      (2) Reflected Ceiling Plan(s): A plan showing all building standard and/or special ceiling conditions and materials. This plan shall also include the location and type of all building standard and special light fixtures including switching together with a legend indicating fixture type, quantity of fixtures, connected wattage of each fixture as necessary for compliance with the lighting power budget of Seattle's codes and any other applicable laws and regulations.

      (3) Electrical and Telephone Outlet Plan(s): A plan locating all power and telephone requirements dimensioned to give exact location of outlet and height above concrete slabs if locations are critical. This plan shall identify all dedicated circuits and identify all power outlets greater than 120 volts. For equipment used in outlets which require dedicated circuits and/or which require greater than 120 volts, identify the type of equipment, the manufacturer's name and manufacturer's model number and provide power requirements and other technical specifications. The plan shall also show modifications to basic system, circuit identification, conduit size, the number and size of wires, all in compliance with applicable Seattle codes or other applicable laws and regulations.

      (4) Mechanical Plan(s), HVAC, and Plumbing: A plan which clearly shows the basic HVAC system, modifications to the basic system if required, any special cooling or stand-alone systems, all supply air diffusers, thermostats and return air grills. All plumbing information shall be complete for final installation, including the fixture schedule and specifications.

      (5)   Furniture Layout: Basic layout showing furniture locations.

      (6) Millwork Details: Complete elevations and details of all special millwork including but not limited to cabinets, paneling, trim, bookcases and special doors and jambs.

      (7) Hardware and Keying Schedules: Complete specifications for all special hardware shall be provided. (Note: Key ways in special locks must be compatible with building master key system.) The keying schedule must indicate which doors are locked and which keys open each lock, together with a symbol indicating which side of the door is to be locked to prohibit entry.

     (8) Room Finish and Color Schedule: Provide on the drawings complete information showing location and specification for all finishes including wall, floor covering, base, ceiling and special conditions.

     (9) Construction Note and Specifications: Provide all required special notes and complete specifications, including instruction for bidders, special conditions incorporating the AIA standard form of general conditions or such modifications thereof as are designated or approved by Lessor and technical specifications for all special improvements.

     (10) Structural Modifications: If Lessee's tenant improvements include interfloor stairways, increased floor loading or any other items which require structural modifications, Lessor's structural engineer for the Building shall be engaged to perform all required structural engineering services. The cost of such services shall be a charge to Tenant Work. A drawing shall be prepared showing the extent of structural modification necessary and a separate building permit shall be obtained for this phase of work.

     4.4 Contract Administration. Lessor's Architect shall provide construction administration during the execution of Tenant Work on the Leased Premises and will observe progress of such work, attend necessary contractor coordination meetings, advise Lessee and Lessor on status and progress payments, prepare a punchlist for any construction deficiencies at completion and certify the Leased Premises ready for occupancy. Lessee's architect may also provide construction administration services to Lessee and shall coordinate its activities with Lessor's architect.

     4.5 Delays. Lessee shall be responsible for delays and additional costs in completion of Tenant Work and any damages or other costs incurred by Lessor which are caused by (a) Lessee's failure to provide adequate information and direction to Lessee's Architect or failure to timely perform its obligations in order to meet the plan delivery dates set forth in Section 4.3 of this Exhibit,
(b) Lessee's failure to timely authorize Lessor to proceed with the Tenant Work, (c) changes made to any of Lessee's Plans after the specified Delivery Date for Final Contract Documents, (d) delays in delivery of special materials or (e) delays requested by Lessee. The costs of any such delay or damage shall be a charge to Tenant Work. Lessee shall further be responsible for such delays as provided in Section 5.6 of this Exhibit.

     4.6 Additional Services by Lessor's Architect. Certain services with respect to Tenant Work shall be provided by Lessor's Architect and charged to Tenant Work in addition to those provided for in Section 4.1. Lessor's Architect shall:

       (a) Provide Lessee's Architect with information about the Building and background drawings for execution of the Tenant Work as reasonably requested by Lessee's Architect.

       (b)  Provide mechanical engineering and required engineering drawings for
       (1) sizing of feeder ducts and placement of diffusers and thermostats,
       (2) computer rooms or areas which are supplied HVAC service only off the basic HVAC system for the Building, and (3) specifications for sinks and related plumbing such as service to coffee machines, sinks, dishwashers and hot water tanks.

       (c) Provide electrical engineering and required engineering drawings for building standard items and typical desk top office equipment and copiers.

      (d) Review all plans and specifications required under Section 3.3 and assist Lessee's Architect regarding compliance with the requirements of Building systems and codes related to Tenant Work. Notwithstanding such review and assistance, Lessee's Architect is responsible for compliance with such requirements and codes.

      (e) Provide coordination with the Lessor, and/or Lessee's Architect and Lessor's contractor, as applicable, throughout the design, pricing and construction of the Tenant Work, transmit shop drawings and submittals pertaining to special items to Lessee's Architect as requested, and provide contract administration as provided in Section 3.4, such administration to be coordinated with Lessee's Architect.

      (f) Obtain the blanket building permit for tenant improvement construction in the office portions of the Building and transmit the Final Contract Documents to the Department of Construction and Land Use
      ("DCLU") for review and approval. Lessee's Architect shall be responsible for all changes required as a result of such review by DCLU. All other permits, including without limitation electrical, mechanical, plumbing, energy code and structural permits shall be obtained by subcontractors or Lessee's Architect.

The foregoing architectural services by Lessor's Architect are included as a charge to Tenant Work.

Additional mechanical and electrical engineering services, if required, shall be provided by Lessor's Architect and the reasonable charges for same shall be in addition to the foregoing charge and at Lessee's expense as a charge to Tenant Work. Examples of such additional services include mechanical engineering services for food service kitchens, private toilet facilities, exercise rooms, computer rooms or areas that are cooled utilizing the vertical chilled water loop for the Building, stand alone cooling systems, special exhaust systems and special fire suppression systems, and electrical engineering services for integrated lighting controls, computer wiring or networking, computer room design, lighting design beyond building standard, control circuitry, and sound and/or paging systems.

      5.    Construction of Tenant Improvements.

      5.1 Authorization to Proceed. Lessor shall engage a general contractor licensed in the State of Washington to perform all Tenant Work pursuant to a standard AIA "cost plus" contract, pursuant to which such contractor shall receive a fee equal to five percent (5%) of the hard costs of construction billed by all subcontractors for such general contractor's profit, overhead and general conditions. Lessor shall cause the general contractor to construct the Tenant Work (i) strictly in accordance with the Final Contract Documents, (ii) using new materials, (iii) in good and workmanlike manner and (iv) in compliance with all applicable laws, ordinances, rules and regulations. Lessor's general contractor shall, in all events, warrant all Tenant Work against defects for a period of one year. If any subcontractor warranty extends beyond one (1) year, Lessee shall benefit by such warranty. Notwithstanding the foregoing, at Lessor's election some or all of the Tenant Work may be (a) priced and subcontracts with respect thereto awarded on the basis of unit price arrangements or similar arrangements negotiated by Lessor's contractor with respect to such work in the Building, or (b) performed by Lessor or an affiliate or agent of Lessor provided the price is not above market for similar work and which is subject to Lessee's reasonable approval. Any other subcontract work will be competitively bid. Subcontract work which is to be competitively bid shall be submitted to at least three (3) subcontractors selected and approved by Lessor, Lessee and Lessor's contractor and may be bid independently or together with similar work for other tenants in the Building. Such subcontractors shall only employ and use union labor in and about the Building and Land. After they have been completed, the Final Contract Documents shall be promptly submitted to such subcontractors for bids. Bids will be reviewed by Lessor, Lessee and Lessor's contractor and subcontracts awarded as they mutually agree. The bidding process shall be "open book", in which, prior to commencing work and awarding any subcontracts, Lessor's contractor shall submit a list of detailed prices (itemized to set forth all pertinent information with respect to each bid, such as profit, overhead, general conditions, contingencies, etc.) for Lessee's approval sufficient to allow for Lessee's review and comment and subsequent modification. If the price of Tenant Work exceeds the allowance in Section 3 of this Exhibit, Lessee may in such authorization delete any or all items of extra cost; provided however, if Lessor, acting reasonably, deems these changes to be extensive, Lessor may refuse to accept the authorization to proceed until all changes have been incorporated in revised Final Contract Documents signed by Lessee, approved and signed by Lessor, priced by Lessor, and written acceptance of the revised price has been received by Lessor from Lessee. In the absence of written authorization to proceed, Lessor shall not be obligated to commence work on the Leased Premises.

     5.2 Payments. Lessor's contractor shall complete the improvements to the Leased Premises (Tenant Work) in accordance with the approved Final Contract Documents. Lessor shall pay for the cost of Tenant Work up to the amount of the allowance described in Section 3. Lessor shall submit monthly progress billings to Lessee for costs which exceed or are not included in said allowance, which shall be payable within ten (10) days after receipt. Final billing shall be rendered and payable within ten (10) days after acceptance of the Leased Premises by Lessee in accordance with the terms of the Lease.

     5.3 Final Plans and Modifications. If Lessee shall request any change from the approved Final Contract Documents, Lessee shall request such change in writing to Lessor and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Contract Documents. After receiving this information, Lessor shall give Lessee a written price for the cost to incorporate the changes in Lessee's Final Contract Documents. If Lessee approves such price in writing, Lessor shall have such Final Contract Documents changes made and the cost thereof shall be a charge to Tenant Work. Within a reasonable time after completion of such changes in the Final Contract Documents, Lessor shall obtain and notify Lessee in writing of the construction cost, if any, which shall be chargeable or credited to Lessee as a result of such change. The cost for such change, whether chargeable or credited to Lessee shall include a Lessor coordination fee equal to five percent (5%) of the amount of such change. Lessee shall within five (5) days notify Lessor in writing to proceed with such change.
In the absence of such notice, Lessor shall proceed in accordance with the previously approved Final Contract Documents before such change was requested. Tenant shall also be responsible for any demolition work required as a result of the change.

     5.4 Lessee's Entry to Leased Premises. Lessee's entry to the Leased Premises for any purpose prior to commencement of the lease term shall be scheduled in advance with Lessor and shall be subject to all the terms and conditions of the Lease, except the payment of rent. Lessee's entry shall mean entry by Lessee its officers, contractors, office planner, licensees, agents, servants, employees, guests, invitees or visitors.

     5.5 Lessee's Telephone. Lessee is responsible for Lessee's telephone service. Lessee shall select Lessee's telephone system. Information concerning telephone equipment size, manufacturer, technical specifications, special requirements and other information requested by Lessor's Architect shall be provided by Lessee to Lessor's Architect during the planning phase. Lessee shall coordinate installation of the telephone system with Lessor's tenant construction coordinator during the construction phase. Notwithstanding anything to the contrary contained herein, Lessee shall be totally responsible for the installation of telephone wiring and equipment, all subject to Lessor's approval.

     5.6 Commencement of Lease Term. The lease term shall not commence until Lessor has substantially completed all work to be performed by Lessor under the provisions of this Exhibit, except for the completion or correction of items on the Architect's punch list. If Lessor shall be delayed, however, in substantially completing said work as a result of:

     (i) Lessee's failure to provide sufficient information to Lessor's Architect to allow timely delivery of the plans and specifications identified in Section 4.2 of this Exhibit; or

     (ii) Lessee's failure to approve plans and specifications and price by the dates or within the time periods required by the lease (including this Exhibit); or

     (iii) Lessee's change(s) in Final Preliminary Plans or Final Contract Documents after they have been approved by Lessor; or

     (iv) Lessee's requests for materials, finishes or installations other than the building standard items and improvements specified by Lessor for the building; or

     (v)    Delays in delivery of special materials; or

     (vi) Lessee's failure to timely perform any of its other obligations under the lease (including this Exhibit), then the reasonable costs of such delays to Lessor shall be a charge to Tenant Work and Lessor shall be deemed to have delivered possession of the Leased Premises to Lessee and the lease term shall commence on (a) the date Lessor would have substantially completed the work if it was not so delayed, or (b) the Lease Commencement Date otherwise provided for in this Lease, whichever is later.

     6.   General Provisions.

     The following provisions shall be applicable to all Tenant Work.

     (a) Lessee shall be responsible for the design, function and maintenance of all special improvements made to the Leased Premises.

     (b) In order to expedite construction of Tenant Work, Lessor has prepurchased all building standard core area items and may prepurchase the following items as standard for the Building:

          (1)  Ceiling suspension system and ceiling tile.

          (2)  2'0" x 2-0" recessed florescent light fixtures with frame.

          (3)  Doors, jambs, or hardware.

          (4)  Air terminal units and VAV boxes including thermostats.

          (5)  Diffusers and grills.

     If the Lessor approves the substitution of any special items for any of the prepurchased Building Standard items, then

          (i) If after such substitution, the prepurchase quantity of Building Standard items is not sufficient to complete the remainder of the Building, then only an amount equal to the cost of the substituted item will be charged to the allowance provided pursuant to Section 3 of this Exhibit; or

          (ii) If after such substitution, the prepurchase quantity of Building Standard items exceeds the quantity required to complete the Building, then to the extent of such excess quantity, an amount equal to the cost of both the substituted item and the Building Standard item shall be charged to the allowance provided pursuant to Section 3 of this Exhibit.

     (c) Lessee shall be responsible for any increase in energy cost, as additional rent, for all special lighting and any lighting not governed by Seattle's Energy Code and such lighting shall not be installed without the prior approval of the Lessor. Lamp or bulb replacement for special lights shall be charged to Lessee as a service charge.

     (d) Lessee shall not install sunscreens or other materials between the blinds on exterior windows or visible from the exterior window of the Leased Premises.

     (e) In addition to other requirements in the Lease, signs or signage proposed by Lessee shall comply in all respects with Lessor's sign policies for the Building.

     (f) If any Tenant Work or any other installation (including furniture, fixtures and equipment) within the Leased Premises (hereinafter collectively referred to as such work) is to be performed at any time by someone other than the Lessor's contractor or subcontractor, then the following terms and conditions shall apply:

          (1) All such work shall be subject to the prior approval of the Lessor. Lessee shall be responsible to coordinate and schedule such work with the Lessor's Tenant Construction Coordinator.

          (2) All costs and expenses of such work shall be paid by Lessee unless otherwise mutually agreed.

          (3) All such work shall be performed by union labor licensed to perform such work within the City of Seattle.

          (4) All such work shall conform to written standards or rules and regulations of the Lessor.

(5) Lessee shall at no time permit anything to be done whereby the Building or the land upon which it is located may be subjected to any mechanic's or other liens or encumbrances arising out of the Tenant Work.

(6) If the performance of such work requires additional services or facilities (including, but not limited to, elevator services, hoisting, utilities, cleanup or other cleaning services, trash removal from the Leased Premises and site of the Building, field supervision or ordering materials) be provided, Lessee shall pay Lessor (or Lessor's contractor, if directed to do so by Lessor) a reasonable charge therefore which shall not exceed the direct additional costs to provide such services plus a markup of ten percent (10%) thereon.

(7) Lessor shall have no responsibility for such work. Lessee shall remedy at Lessee's expense and be responsible for any and all defects in such work. Lessee shall reimburse Lessor for any extra expense incurred by Lessor by reason of faulty work done by Lessee or Lessee's contractor(s), by reason of delays caused by such work, or by reason of inadequate clean up.

(8) Lessee shall at its sole expense comply with all applicable laws and all regulations and requirements of municipal or other governmental bodies exercising authority over such work and this compliance shall include the filing of plans and other documents as required and the procuring of all required licenses or permits.

(9) If any shutdown of plumbing, electrical, fire and life safety equipment or air conditioning equipment becomes necessary, Lessee shall notify Lessor and Lessor will determine when such shutdown may be made. Any such shutdown shall be done only if an agent or employee of Lessor is present. The expense of such employee or agent shall be charged to Tenant Work if it was incurred primarily because of the Tenant Work being performed by Lessee's contractor. In the case of a shutdown of fire and life safety equipment, it shall be Lessee's responsibility to obtain all necessary fire department and other governmental approvals.

(10) Any complaints by other tenants or Lessor regarding noise, fumes or odors are to be remedied immediately or alteration operations are to cease until said noise, fumes or odors are abated.

(11) Lessee or Lessee's contractor shall not install plumbing, mechanical, electrical wiring or fixtures, acoustical or integrated ceilings, unless prior written approval is obtained from Lessor. In addition to the foregoing, all data processing and other special electrical equipment shall be installed only under the coordination supervision of Lessor and Lessor's electrical contractor (i.e., in the presence of and in a manner approved by Lessor or Lessor's electrical contractor). Lessor and Lessor's electrical contractor shall not incur any obligations or liability to Lessee or Lessee's contractors or others as a result of such coordination supervision. Such coordination supervision by Lessor or Lessor's electrical contractor shall be at Lessee's expense.

(12) Lessee agrees to be entirely responsible for the balancing of any heating, ventilating or air conditioning system installed by Lessee. Such balancing shall be performed only by a contractor or contractors approved in writing in advance by Lessor.

     (13) Lessee shall be responsible for any delay in completion of Tenant Work as a result of such work.

(g) If Lessee requests to install any fixtures, furniture or equipment in the Leased Premises or perform any alterations, additions or improvements to the Leased Premises which are in addition to or subsequent to the Tenant Work, and Lessor consents to such requests, the terms and conditions of this Exhibit (excluding Section 3) shall pertain to all such work.

(h) If the Lease provides for adding space to the Leased Premises at Lessee's election or otherwise after commencement of the lease term, all improvements to such additional space shall be performed generally in accordance with this Exhibit, except (a) the Tenant Improvement Allowance, if any, shall be the allowance specified for such additional space in the Lease; (b) the Final Contract Documents described in Section 4.2.C for the improvements to such additional space shall be delivered to Lessor no later than 160 days prior to the scheduled occupancy date for such space or such greater time that Lessor reasonably determines is necessary to enable such additional space to be ready for occupancy by the scheduled occupancy date; (c) at Lessor's election Lessor may provide all or part of the services to be provided by Lessor's Architect; and (d) at Lessor's election, Lessor, or an affiliate or agent of Lessor, may directly perform the work to be performed by Lessor's contractor and subcontractors, and in such event the charges for such work shall include usual and customary contractor mark-ups and be subject to Lessee's reasonable approval. The parties shall proceed diligently to enable and cause such improvements to be completed by the scheduled occupancy date. If the date of actual completion is delayed as a result of (a) Lessee's failure to timely provide and approve Final Contract Documents, (b) changes ordered by Lessee after approval of Final Contract Documents, (c) delays in delivery of special materials selected by Lessee, or (d) Lessee's failure to proceed diligently and timely perform its obligations with respect to such additional work, then lease term with respect to such space shall commence the date such work would have been substantially completed if not so delayed or the scheduled occupancy date, whichever is later.

                                   EXHIBIT C

                     JANITORIAL SERVICE PERFORMED BY UNICO

1.   Empty all waste receptacles nightly.

2.   Vacuum all traffic areas nightly including elevator lobbies.

3.   Vacuum entire office weekly.

4. Dust office furniture, files, fixtures, window sills and all other horizontal surfaces nightly.

5.   Spot clean glass furniture tops nightly.

6.   Spot clean finger marks and smudges from vertical surfaces nightly.

7.   Spot clean small spillages on carpet on request.

8.   Dust all telephones as needed.

9.   Remove all lint and physical dirt from fabric chairs on request.

10.  All glass partitions and relite doors are spot washed nightly.

11. Lobby furniture including magazines and ashtrays are to be organized nightly.

12.  Burned out lights are to be reported to the UNICO Service Center nightly.

13.  Dust mop hardwood floors nightly.

14.  Dust mop vinyl comp tile floors nightly.

15.  Damp mop vinyl comp tile floors weekly.

16.  Wax vinyl comp tile floors monthly.

17.  Clean restrooms nightly.

Items on desks or credenzas are not to be moved while cleaning. Computers, typewriters, copy machines or other electrical equipment are not to be unplugged.

Only items in waste containers are to be discarded unless marked by the tenant to be thrown away.

Tenant interior doors found locked upon the janitors arrival are to be locked after the area has been cleaned if red-dot system is used.


                                                                       EXHIBIT C

                              MONTH TO MONTH LEASE

           THIS LEASE, made this 8th day of September, 1998, between

                    INTERNAP NETWORK SERVICES, INC. (LESSOR)

                                      AND

                           CONTINENTAL, INC. (LESSEE)

Lessee, in consideration of this lease, covenants and agrees with Lessor as follows:

Lessee hereby rents from Lessor, Rooms 1001 (the Premises) in the Two Union Square Building (the Building), Seattle, King County, Washington, as a month-to-month tenant commencing the 8th day of September, 1998.

Lessee shall pay Lessor monthly rent without demand and in advance, on the first day of each calendar month as follows: $1,397.50.

The area of the Premises is deemed to be 1,200 usable square feet, approximately 1,290 rentable square feet as shown on the attached Exhibit "A".

The term shall be from the Commencement Date until 11:59 p.m. on December 31, 1998. Thereafter the Lease is month to month. The rental period hereunder is a calendar month. If this rental agreement commences on other than the first day of a calendar month, the rental for that calendar month shall be prorated. All rent which is past due shall bear interest at the rate of one percent per month from the date rent is due until paid. If the maximum annual rate of interest permitted by applicable law shall be less than the rate of interest provided for herein, then all past due payments of rent shall bear interest at the maximum rate permitted by applicable law from due date until paid. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and economically impractical to ascertain. Therefore, if any payment of rent due from Lessee is not received by Lessor within ten (10) days after the due date, Lessee shall pay to Lessor (in addition to the interest above provided) a late charge of Fifty Dollars ($50.00) or two percent (2%) of the overdue rent, whichever shall be greater. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee and is in addition to any interest charges on past due rent.

The Premises are to be used for storage of Lessee's office furniture and equipment.

The Premises have been inspected and are accepted by Lessee in their present condition and Lessee shall at all times keep the Premises neat, and in a sanitary condition and except for reasonable wear and tear and damage by fire or other unavoidable casualty shall at all times preserve the Premises in as good repair as they now are.

Lessee shall not make any alterations, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing or wiring therein, without the prior written consent of Lessor.

Lessee shall provide and install, at Lessee's sole cost and expense, a demising wall then access door to the Premises as shall be mutually agreed between the parties. Lessee shall also remove the demising wall and door at the termination of the Lease at Lessee's sole cost and expense.

Lessee shall defend and hold Lessor harmless from all loss, damage, liability or expense resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act or omission of Lessee or any agent, employee, invitee, or visitor of Lessee in or about the Premises of the Building. Lessor shall not be liable for any injury, loss or damage to person or property sustained by lessee, or other persons, which may be caused by the building or the Premises, or any appurtenances thereto, being out of repair, or by the bursting or leakage of any water, gas, sewer or steam pipe, or by theft, or by any act of neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature unless due to Lessor's gross negligence.

Lessee agrees to exercise reasonable care in and around the Premises so as not to damage common areas, walls, floors, etc.

Lessor shall furnish heat, light to the extent that such services are provided by the Building but shall not be liable in damages or otherwise should these services be interrupted by fire, accident, strike, riot, the making of necessary repairs or improvements, or any other cause whatsoever.

After December 31, 1998 this tenancy may be terminated at any time by twenty
(20) days prior written notice by Lessor or thirty (30) days prior written notice by Lessee preceding the end of the monthly rental period as provided by law, or as otherwise provided by law.

In the event of litigation between the parties hereto declaratory or otherwise, for the enforcement of any of the covenants, terms and conditions of this agreement, the losing party shall pay the costs thereof and reasonable attorneys' fees incurred by the prevailing party, which shall be determined and taxed by the Court as part of the costs of such action.

Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all claims against the other, its agents, officers, directors, shareholders or employees, for loss or damage to the leased Premises or the Building, or any personal property of such party therein, that is caused by or results from fire and other perils insured against under (a) the normal fire with extended coverage insurance policies, or (b) the standard business interruption insurance policies, carried by the parties and in force at the time of damage or loss. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such damage of loss.

     IN WITNESS WHEREOF, this lease has been executed by Lessor and Lessee as of the day and year first above set forth.

LESSEE:                                 LESSOR:

CONTINENTAL, INC.                       INTERNAP NETWORK SERVICES, INC.


By: /s/ HOWARD H. BELL                  By: /s/ PAUL E. McBRIDE
   ---------------------------             -------------------------------------
      Howard H. Bell
Its:  Executive Vice President          Its: VP Finance & Administration

Date: 9-8-98                            Date: 9-8-98

                                   Suite 1001





                                    [GRAPH]







                                  EXHIBIT "A"

                           SECOND AMENDMENT TO LEASE

Lessor:    Union Square Limited Partnership

Lessee:    InterNAP Network Services, Inc.

Premises:  Commonly referred to as Suite 1000 in the Two Union Square Building as more particularly described in the Lease.

Date of this
Amendment: April 6, 1999

    Lessor and Lessee are parties to the Lease dated June 11, 1998 as modified November 2, 1998 and desire to further amend the Lease as follows:

1.  Section 1.1   Leased Premises. That part of Section 1.1 reading Rooms
    1001-37 is modified to read the Rooms; 1001-37, Rooms 901-37, Rooms 1501-37 (Additional Premises) effective July 1, 1999 for Rooms 901-37, and August 1, 1999 for Rooms 1501-37 as outlined in red on the attached Exhibit A.

2.  Section 1.2   Floor Areas. That part of Section 1.2 reading 19,225 usable square feet; 20,675 rentable square feet, changed to read 38,450 usable square feet; 41,350 rentable square feet effective July 1, 1999, and 56,722 usable square feet; 61,893 rentable square feet effective August 1, 1999.

3.  Section 1.2   Floor Areas. That part of Section 1.2 reading 1.96132 percent of the rentable area of the Building changed to read 5.49463 percent of the Building.

4.  Section 1.4   Rent. Rent is hereby amended to read as follows:

    Commencing July 1, 1999 and ending July 31, 1999 the base monthly rent shall be $70,208.00

    Commencing August 1, 1999 and ending January 31, 2000 the base monthly rent shall be $121,566.00

    Commencing February 1, 2000 and ending June 30, 2000 the base monthly rent shall be $147,399.00

    Commencing July 1, 2000 and ending August 31, 2000 the base monthly rent shall be $149,122.00

    Commencing September 1, 2000 and ending June 30, 2001 the base monthly rent shall be $151,276.00

    Commencing July 1, 2001 and ending July 31, 2001 the base monthly rent shall be $152,999.00

     Commencing August 1, 2001 and ending June 30, 2002 the base monthly rent shall be $156,423.00

     Commencing July 1, 2000 and ending June 30, 2003 the base monthly rent shall be $159,868.00

     Commencing July 1, 2003 and ending July 31, 2003 the base monthly rent shall be $161,591.00

     Commencing August 1, 2003 and ending September 30, 2003 the base monthly rent shall be $165,015.00

5.   Section 1.5    Base Indices. The Additional Premises shall have a base year of 1998 with regards to Annual Operating Expense and Tax increases with an Operating Cost Adjustment Base amount of $6.87. Lessees' first adjustment year shall be January 1,2000, however, Lessee's first adjustment with regards to the Additional Premises located on the 9th floor, for Sections 3 & 4 shall be limited to 50% of the 9th floor Additional Premises (10,337 rsf).

6. The rent as specified in Section 1.2 as outlined herein represents a "pocket space" of 10,338 rentable square feet on the 9th floor, for which rent and operating expenses/ taxes shall not be charged during the months July 1, 1999 - January 31, 2000.

7.   Section 28 First Right to Lease is revised to read the 11th floor only.

8. Section 29 Parking is revised to read "thirty (30) monthly parking permits three (3) of which must be designated carpool parking" effective July 1, 1999.

9. Lessor shall provide Lessee with a tenant improvement allowance of $9/usf ($165,555) for improvements to the 9th floor Additional Premises. Since time is of the essence in completing the tenant improvement work on the 9th floor, Lessee and Lessor shall diligently pursue the completion of their respective work in keeping with the attached schedule marked Exhibit B.

10. Lessee shall have the right to sublease the 15th floor in keeping with the terms and conditions outlined in Section 22 of the Lease, however, Lessor agrees not to exercise its right of recapture as provided in Section 22 of the Lease. In addition, in the event the sublease term commences prior to the August 1, 1999 rent commencement date for the 15th floor, Lessor agrees to waive rent and other costs for the prior period, however, rent shall commence August 1, 1999 as provided herein. Section 22.4(f) shall be revised to read that "any rent or other consideration accruing to Lessee as the result of such assignment or sublease which is in excess of the rent then being paid by Lessee, net of cost associated with the sublease shall be split equally between Lessor and Lessee monthly as additional rent".

11.  All other terms and conditions are to remain the same.

Lessee:                                    Lessor:


InterNAP Network Services, Inc.            Union Square Limited Partnership, a
                                           Washington Limited Partnership

                                           By Unico Properties, Inc. (Manager
                                           and authorized rental agent for Union
                                           Square Limited Partnership)



By  /s/ Paul E. McBride                    By  /s/ Donald M. Wise
   ---------------------------------          ---------------------------------

Its  V.P. Finance Administration           Its  Senior Vice President
    --------------------------------           --------------------------------

Date   4/9/99                              Date   4/9/99
     -------------------------------            -------------------------------

                            LESSOR'S ACKNOWLEDGEMENT


STATE OF WASHINGTON )
                    )     ss.
COUNTY OF KING      )


      On this 9th day of April, 1999, before me personally appeared Donald M. Wise, to me known to be the Senior Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



               SEAL                       /s/ Shielah C. Sabalza
        State of Washington              ------------------------------------
                                         Shielah C. Sabalza
                                         Notary Public in and for the State of
                                         Washington, residing at Seattle.
                                         My commission expires April 2, 2002

                                   [DIAGRAM]

Two Union Square
-----------------
Floor 9

                                   [DIAGRAM]

Two Union Square
-----------------
Floor 10

March 17, 1999


Arne Gillam
Director of Leasing, Union Square
601 Union Street, Suite 1710
Seattle, WA 98101


RE: PROPOSED INTERNAP CONSTRUCTION SCHEDULE, 9th FLOOR TWO UNION SQUARE


Dear Arne,

I recently spoke with Corr Pearce of InterNAP to discuss the upcoming construction project within the 9th floor of Two Union Square. He confirmed that Tom Duke will be developing the architectural plans and upon their release would like three general contractors to bid the project. At that time no date for the release of the construction documents from Tom Duke had been established.

It is my understanding that the lease commencement date for InterNap will be July 1. To meet this date I would propose the following schedule. This schedule is only a guideline, for I cannot determine the scope of work nor the lead-time for any special materials Tom Duke may propose.



Date        Task                                  Duration
----        ----                                  --------

July 1      Day One of Occupation                 NA

June 30     InterNAP Move                         One Day

June 28     Furniture Installation                Three Days

June 24     Construction Punch Work               Two Days

June 23     Construction Complete                 NA

May 3       Construction Commencement             Eight Weeks

April 26    Bid Qualifying and Cost Approval      One Week
            Receive Construction Permit

April 26    Bids Due for GC's                     One Day

April 12    Begin GC Bidding                      Two Weeks

April 9     InterNAP Approved CD's Due            NA

                                   [DIAGRAM]

Two Union Square
-----------------
Floor 15

Arne Gillam
Director of Leasing, Union Square
InterNAP Construction Schedule
Page 2

     April 5   Preliminary CD's Due               NA
               Submit to Engineering for Design

A firm construction schedule will be requested of each general contractor upon the submittal of the bids.

Please contact me with any questions you may have.

Thanks,

/s/ David Easton
-------------------------------------
    David Easton
    Union Square Construction Manager

                            THIRD AMENDMENT TO LEASE

Lessor:    Union Square Limited Partnership

Lessee:    InterNAP Network Services, Inc.

Premises:  Commonly referred to as Suite 1000 in the Two Union Square Building as more particularly described in the Lease.

Date of this
Amendment: July 1, 1999

Lessor and Lessee are parties to the Lease dated June 11, 1998, as amended November 2, 1998 and April 6, 1999, and desire to amend the Lease as follows:

1. Section 1.1 Leased Premises reading Rooms 1001-37, Rooms 901-37, and Rooms 1501-37 changed to read Rooms 1001-37, Rooms 901-37, Rooms 1501-37, and Rooms 624-37, 601-09 as outlined in red on the attached Exhibit A.

2. Section 1.2 Floor Areas reading 56,722 usable square feet, 61,893 rentable square feet shall be changed to read 67,240 usable square feet, 74,094 rentable square feet effective October 1, 1999.

3. Section 1.2 Floor Areas shall be changed from 5.49463 percent of the Building, to 6.57778 percent of the Building. For purposes of Sections 3 & 4 12,201 rsf, or 1.08316 percent of the Building shall have a 1999 base year for calculating increases in accordance with the provisions of Sections 3 & 4.

4.   Section 1.4 Rent is hereby amended as follows:

     Commencing October 1, 1999 and ending January 31, 2000 the base monthly rent shall be $150,035.

     Commencing February 1, 2000 and ending June 30, 2000 the base monthly rent shall be $175,868.

     Commencing July 1, 2000 and ending August 31, 2000 the base monthly rent shall be $177,591.

     Commencing September 1, 2000 and ending September 30, 2000 the base monthly rent shall be $179,745.

     Commencing October 1, 2000 and ending June 31, 2001 the base monthly rent shall be $180,762.

     Commencing July 1, 2001 and ending July 31, 2001 the base monthly rent shall be $182,485.

     Commencing August 1, 2001 and ending June 30, 2002 the base monthly rent shall be $185,909.

     Commencing July 1, 2002 and ending September 30, 2002 the base monthly rent shall be $189,354.

     Commencing October 1, 2002 and ending June 30, 2003 the base monthly rent shall be $190,371.

     Commencing July 1, 2003 and ending July 31, 2003 the base monthly rent shall be $192,094.

     Commencing August 1, 2003 and ending September 30, 2003 the base monthly rent shall be $195,518.

5.   Section 29     Parking is revised to read 38 monthly parking permits upon the full execution of the Third Amendment to Lease.

6. Lessor shall provide Lessee with a tenant improvement allowance of $8/usf ($84,144) for improvements to the 6th floor additional premises.

7.   Section 28     First Right to Lease is revised to read the 11th floor and the remainder of the 6th floor, subject to rights granted to third parties.

All other terms and conditions of the Lease are to remain the same.


Lessee:                                 Lessor:

InterNAP Network Services, Inc.         Union Square Limited Partnership, a
                                        Washington Limited Partnership

                                        By Unico Properties, Inc. (Manager and
                                        authorized rental agent for Union Square
                                        Limited Partnership)


By: /s/ Paul E. McBride                 By: /s/ Donald M. Wise
    ---------------------------------       ------------------------------------

Its: Chief Financial Officer            Its: Sr. V.P.
     --------------------------------        -----------------------------------

Date 7/2/99                             Date 7/9/99
     --------------------------------        -----------------------------------

                            LESSOR'S ACKNOWLEDGEMENT

STATE OF WASHINGTON)
                   )  S8.
COUNTY OF KING     )

     On this 9th day of July, 1999, before me personally appeared Donald M. Wise, to me known to be the Senior Vice President of UNICO PROPERTIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and UNION SQUARE LIMITED PARTNERSHIP, for the uses and purposes therein mentioned, and on oath stated that he (she) was authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        /s/ SHIELAH C. SABALZA
                                        --------------------------------------
                                        Shielah C. Sabalza
[NOTARY SEAL]                           Notary Public in and for the State of
                                        Washington, residing at Seattle.
                                        My commission expires April 2, 2002.

                       LESSEE'S CORPORATE ACKNOWLEDGEMENT

STATE OF WASHINGTON)
                   )     ss.
COUNTY OF KING     )

     On this 2nd day of July, 1999, before me personally appeared Paul McBride to me known to be the Chief Financial Officer, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they (he or she) were authorized to execute the said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                   ---------------------------------------

     NOTARY                        (Print Name) Francene Charette
     PUBLIC                        Notary Public in and for the State of
      SEAL                         Washington, residing at King County
                                   My commission expires 9/21/02.

                                   [DIAGRAM]

Two Union Square
-----------------
Floor 6